UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 23, 2014

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Hills Drive, Suite 300, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 23, 2014, Peapack-Gladstone Financial Corporation, a New Jersey corporation (the “Company”), entered into a Sales Agency Agreement (the “Sales Agency Agreement”), with Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), under which the Company may sell from time to time through Sandler O’Neill, as sales agent, shares of the Company’s no par value common stock (the “Common Stock”), having an aggregate gross sales price of up to $50 million.

Pursuant to the Sales Agency Agreement, the Common Stock may be offered and sold through Sandler O’Neill in transactions that are deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including on the Nasdaq Global Select Market, at market prices or as otherwise agreed to with Sandler O’Neill. The Sales Agency Agreement provides that Sandler O’Neill will be entitled to compensation equal to 2.85% of the gross sales price of the Common Stock sold through Sandler O’Neill from time to time under the Sales Agency Agreement. The Company has no obligation to sell any of the Common Stock under the Sales Agency Agreement, and may at any time suspend solicitation and offers under the Sales Agency Agreement.

The Common Stock will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-198299) (as amended, the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “SEC”) on August 22, 2014, and declared effective on September 10, 2014. The Company filed a prospectus supplement, dated October 23, 2014 (the “Prospectus Supplement”), with the SEC in connection with the offer and sale of the Common Stock pursuant to the Sales Agency Agreement.

The Sales Agency Agreement contains customary representations, warranties and covenants between the parties as of the date of entering into the Sales Agency Agreement. These representations, warranties and covenants, are not representations of factual information to investors about the Company or its subsidiaries, and the sale of any shares of Common Stock pursuant to the Sales Agency Agreement is not a representation that there has not been any change in the condition of the Company. The foregoing summary description of the Sales Agency Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

The legal opinion of Day Pitney LLP relating to the legality of the shares offered by the prospectus supplement is attached as Exhibit 5.1 to this Current Report.

The Company intends to use the net proceeds from the offering of the Common Stock for general corporate purposes which may include, among other things, funding the Company’s growth and expansion plans, working capital and pursuing strategic opportunities which may be presented from time to time.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01. Other Events.

On October 23, 2014, the Company issued a press release announcing that it had entered into the Sales Agency Agreement and commenced an “at the market” equity offering program. A copy of the press release announcing the “at-the-market” equity offering program is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
5.1	Opinion of Day Pitney LLP
10.1	Sales Agency Agreement, dated October 23, 2014, between Peapack-Gladstone Financial Corporation and Sandler O’Neill & Partners, L.P.
23.1	Consent of Day Pitney LLP (included in Exhibit 5.1 filed herewith)
99.1	Press Release dated October 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Date: October 23, 2014	By:	/s/ Jeffrey J. Carfora
	Name:	Jeffrey J. Carfora
	Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title
5.1	Opinion of Day Pitney LLP
10.1	Sales Agency Agreement, dated October 23, 2014, between Peapack-Gladstone Financial Corporation and Sandler O’Neill & Partners, L.P.
23.1	Consent of Day Pitney LLP (included in Exhibit 5.1 filed herewith)
99.1	Press Release dated October 23, 2014